     SCHEDULE 14A INFORMATION
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XL CAPITAL LTD

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      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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   XL CAPITAL LTD

   NOTICE OF ANNUAL GENERAL MEETING OF CLASS A ORDINARY SHAREHOLDERS
   To Be Held on April 30, 2004

Hamilton, Bermuda

March 26, 2004

TO THE CLASS A ORDINARY SHAREHOLDERS OF XL CAPITAL LTD:

Notice is Hereby Given that the Annual General Meeting of Class A Ordinary Shareholders (“Shareholders”) of XL CAPITAL LTD (the “Company”) will be held at the Executive Offices of the Company, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda, on Friday, April 30, 2004 at 8:30 a.m. local time for the following purposes:

1.	To elect three Class III Directors to hold office until 2007;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York, to act as the independent auditors of the Company for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only Shareholders of record, as shown by the transfer books of the Company at the close of business on March 15, 2004, are entitled to notice of and to vote at the Annual General Meeting.

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1 AND 2 IN THE PROXY.

By Order of The Board of Directors, Paul S. Giordano Secretary

XL CAPITAL LTD

XL HOUSE, ONE BERMUDIANA ROAD, HAMILTON HM 11, BERMUDA

PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF CLASS A ORDINARY SHAREHOLDERS

TO BE HELD ON APRIL 30, 2004

March 26, 2004

The accompanying proxy is solicited by the Board of Directors of XL CAPITAL LTD (the “Company”) to be voted at the Annual General Meeting of Class A Ordinary Shareholders (“Shareholders”) of the Company to be held on April 30, 2004 and any adjournments thereof.

When such proxy is properly executed and returned, the Class A Ordinary Shares, par value U.S.$0.01 per share (“Shares”), of the Company it represents will be voted at the meeting on the following: (1) the election of the three nominees for Class III Directors identified herein; (2) the ratification of the appointment of PricewaterhouseCoopers LLP, New York, New York (“Auditors”), to act as the independent auditors of the Company for the year ending December 31, 2004; and (3) such other business as may properly come before the meeting or any adjournments thereof.

Any Shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Secretary of the Company in writing, by voting in person at the Annual General Meeting or by execution of a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.

Shareholders of record as of the close of business on March 15, 2004 will be entitled to vote at the meeting. As of March 15, 2004, there were 138,062,995 outstanding Shares entitled to vote at the meeting, with each Share entitling the holder of record on such date to one vote (subject to certain limitations set forth in the Company’s Articles of Association—see “Beneficial Ownership”).

This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are first being mailed to Shareholders on or about March 26, 2004.

Other than the approval of the minutes of the 2003 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting, which is not referred to in this Notice of Meeting. If any such matter comes before the meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

Directors will be elected at the Annual General Meeting by a majority of the votes cast at the meeting by the holders of Shares represented in person or by proxy at the meeting, provided there is a quorum (consisting of holders of at least fifty percent (50%) of the outstanding Shares being present in person or by proxy). Ratification of the appointment of the Auditors referred to in Item 2 and the approval of the other matters referred to in Item 3 above will be by similar vote.

BENEFICIAL OWNERSHIP

The following table lists the beneficial ownership of each person or group who, as of the most recent practicable date, owned, to the Company’s knowledge, more than 5% of the Company’s Class A Ordinary Shares outstanding. The table is based upon information contained in filings with the Securities and Exchange Commission.

(1) Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Ordinary Share, Class A	Capital Research and Management Company 333 South Hope Street, Los Angeles, CA 90071	18,125,000	13.2%

Ordinary Share, Class A	Franklin Resources, Inc. One Franklin Parkway, San Mateo, CA 94403	10,219,327	7.4%

Ordinary Share, Class A	Templeton Global Advisors Limited Lyford Cay, P.O. Box N-7759 Nassau, Bahamas	7,254,497	5.3%(2)

(1)	Each Share has one vote, except that if, and so long as, the Controlled Shares (as hereinafter defined) of any person constitute 10% or more of the issued Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Company’s Articles of Association. “Controlled Shares” include, among other things, all Shares that a person (defined) is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 or Section 958 of the Internal Revenue Code of 1986, as amended).
(2)	Represents 5.3% of the 7.4% Shares beneficially owned by Franklin Resources, Inc. through an investment advisory subsidiary, Templeton Global Advisors Limited (“Templeton”), as to which Templeton possesses sole power to vote 7,252,797 Shares and the sole power to dispose of 7,254,497 Shares.

BOARD OF DIRECTORS

The Company’s Articles of Association provide that the Board of Directors (sometimes referred to herein as the “Board”) shall be divided into three classes designated Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

The term of office for each Director in Class III expires at the Annual General Meeting in 2004; the term of office for each Director in Class I expires at the Annual General Meeting in 2005; and the term of office for each Director in Class II expires at the Annual General Meeting of the Company in 2006; and at each Annual General Meeting the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year following the year of their election.

In 2003, there were five meetings of the Board and all incumbent Directors attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. In addition, the Board met twice in January 2004. Formal meetings of the Board and Board committees are supplemented periodically by informational meetings. In 2003, five such informational meetings of the Board or committees thereof were held. The Company expects Directors to attend the Annual General Meeting, and twelve Directors attended the Annual General Meeting of Shareholders in 2003.

In connection with each regularly scheduled meeting of the Board, the non-management Directors meet in executive session without any member of management in attendance. Mr. Loudon and, in his absence, Mr. Weiser were selected by the independent Directors to preside at such executive sessions of the Board. The Board plans to consider annually the selection of the independent Director to preside at executive sessions of non-management Directors.

The Board has adopted categorical standards to assist it in making determinations as to whether Directors have any material relationships with the Company for purposes of determining independence under the rules of the New York Stock Exchange (“NYSE”). The standards are attached as Appendix A to this Proxy Statement and can also be found on the Company’s website at www.xlcapital.com. The Board of Directors determined in March 2004 that each of the Directors other than Messrs. Esposito and O’Hara are independent in accordance with such categorical standards.

Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating & Governance Committee and a Finance Committee. The Audit Committee, the Compensation Committee and the Nominating &

Governance Committee consist solely of independent directors as independence for such members is defined in the listing standards of the NYSE and the rules of the Securities and Exchange Commission.

Audit Committee

The Audit Committee’s primary purpose is to assist in the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the independent auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Messrs. Thornton (Chairman), Jeanbart, Rance, Senter, and Dr. Thrower comprise the Audit Committee. The Audit Committee met five times during 2003 and held three informational meetings in 2003. The Board has determined that at least two audit committee financial experts (as that term is defined in the rules of the Securities and Exchange Commission), Messrs. Senter and Thornton, serve on the Audit Committee.

Compensation Committee

The Compensation Committee reviews the performance and compensation of the Chairman, the Chief Executive Officer and other senior corporate officers, establishes overall employee compensation policies and recommends to the Board major compensation programs. The Compensation Committee also approves, for ratification by the Board, restricted stock and option awards under the Company’s stock incentive plans and benefits under other compensation plans of the Company. Messrs. Comey (Chairman), Glauber, Loudon and Weiser comprise the Compensation Committee. The Compensation Committee met five times during 2003 and held one informational meeting in 2003.

Nominating & Governance Committee

The Nominating & Governance Committee makes recommendations to the Board as to nominations for the Board and Board committee memberships and compensation for Board and Board committee members, as well as structural, governance and procedural matters. The Nominating & Governance Committee also reviews the performance of the Board and the Company’s succession planning. Messrs. Weiser (Chairman), Loudon and Dr. Parker comprise the Nominating & Governance Committee. The Nominating & Governance Committee met five times during 2003.

Identifying and Evaluating Nominees

The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Committee utilizes third-party search firms and considers recommendations from Board members, management and others, including Shareholders. In general, the Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities.

Communications with the Board of Directors and the Committee

Shareholders and other interested persons may communicate directly with one or more Directors (including the presiding Director or all non-management Directors as a group) by writing to them in care of the Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda and should specify the intended recipient(s). All such communications will be forwarded to the appropriate Director(s) for review, other than communications which are advertisements or other commercial solicitations or communications.

The Nominating & Governance Committee will consider, for director nominees, persons recommended by Shareholders who may submit recommendations to the Nominating & Governance Committee in care of the Secretary as set forth above. To be considered by the Nominating & Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for Director who are recommended by Shareholders to the Nominating & Governance Committee will be evaluated in the same manner as any other nominee for Director. Nominations by Shareholders may also be made at an Annual General Meeting of Shareholders in the manner set forth under “Shareholder Proposals for 2005 Annual General Meeting.”

Finance Committee

The Finance Committee establishes and recommends the financial policies of the Company and reviews the Company’s capital structure and management, issuances of securities, dividend policy, mergers, acquisitions and divestitures, significant strategic investments, overall investment policy and performance, and annual business plan and budget. Messrs. Loudon (Chairman), Bornhuetter, Esposito, Glauber, O’Hara, Dr. Parker, Senter, Thornton and Weiser comprise the Finance Committee. The Finance Committee met five times during 2003 and held one informational meeting in 2003.

Website Access To Governance Documents

The Company’s governance guidelines and the charters for the Audit Committee, Compensation Committee and Nominating & Governance Committee are available free of charge on the Company's website at www.xlcapital.com or by writing to Investor Relations, XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

Director Compensation

During 2003, all Directors (except for the Chairman of the Board and Directors who are also employees of the Company) received an annual fee of $50,000, plus $3,000 per meeting, including informational meetings. Committee Chairmen also received an additional annual fee of $5,000 and all committee members received an attendance fee of $1,500 per meeting. Prior to the beginning of each fiscal year, Directors may elect to defer all or part of the Board annual retainer in increments of 10%. Deferred payments are credited in the form of share units, calculated by dividing 110% of the deferred payment by the market value of the Company’s Shares on the date the fees would otherwise be paid, in accordance with the terms of the Company’s Directors Stock & Option Plan, as amended. Alternatively, Directors may elect to receive their annual retainers in the form of Shares having a value equal to their annual fees.

The following Directors elected to defer all or a portion of their annual retainer for fiscal 2003:

Directors	Amount Deferred	Share Units Credited

Ronald L. Bornhuetter	$35,000	479.87
Dale Comey	$35,000	479.87
Robert Glauber	$35,000	479.87
John Loudon	$15,000	205.66
Robert S. Parker	$20,000	274.21
John Thornton	$35,000	479.87
Ellen E. Thrower	$20,000	274.21

On March 7, 2003, all non-employee Directors were granted 5,000 options exercisable at $68.62 per Share (the fair market value on March 7, 2003) pursuant to the terms of the 1991 Performance Incentive Program, as amended and restated. In addition, under the Company’s Stock Plan for Non-employee Directors (the “Stock Plan”), as of the day of each year that annual retainer fees are payable, Share units are credited to the account of each non-employee Director. The number of Share units credited each year is equal to the annual retainer fee divided by the fair market value of a Share on the date the units are credited. Dividends are credited as additional Share units. Benefits under the Stock Plan will be distributed in the form of Shares following termination of a non-employee Director’s service on the Board.

Michael P. Esposito, Jr.’s annual compensation as Chairman of the Board with respect to 2003 was comprised of a salary of $725,000, no cash bonus, pension contributions of $125,000 and a grant of 110,000 options at an exercise price of $88.00 per Share.

Under the terms of an agreement entered into in connection with the acquisition in 1999 of NAC Re Corporation (“Nac Re”) by the Company, Mr. Bornhuetter, who had been Chairman of the Board and Chief Executive Officer of Nac Re and who became a director of the Company, receives a supplemental pension of $162,892 per year, which commenced in August 1999, for his lifetime and, upon his death, 50% of that amount per year will be received by his surviving spouse for her lifetime. In addition, the agreement provides that Mr. Bornhuetter is entitled to the continuance of certain insurance benefits. Such benefits are not contingent in any way on continued service.

Director Share Ownership Guidelines

The Board of Directors revised the Company’s stock ownership guidelines for Directors at its January 2004 board meeting. The guidelines require that, within three years of becoming a Director, each Director beneficially own Shares, options or Share units (or any combination thereof) with a value of at least $200,000.

Code of Conduct

The Company has adopted a code of ethics, known as the XL Capital Ltd Code of Business Conduct & Ethics, which applies to all of the Company’s Directors, officers (including the chief executive officer) and employees. The XL Capital Ltd Code of Business Conduct & Ethics includes a Code of Ethics for Senior Financial Officers applicable to the Company’s chief financial officer, controller and other persons performing similar functions. The XL Capital Ltd Code of Business Conduct & Ethics and the Code of Ethics for Senior Financial Officers, including future amendments, are available free of charge on the Company’s website at www.xlcapital.com or by writing to Investor Relations, XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. The Company will also post on its website any waiver under the XL Capital Ltd Code of Business Conduct & Ethics (including the Code of Ethics for Senior Financial Officers) granted to any of its Directors or executive officers.

CERTAIN TRANSACTIONS

For part of 2003, a subsidiary of the Company owned an approximately 33.4% equity interest (calculated excluding unexercised employee stock options) in Measurisk LLC (“Measurisk”), a New York limited liability company. This interest was sold during 2003 for a nominal amount. Mr. Glauber, who held an approximately 19.8% equity interest in Measurisk (calculated excluding unexercised employee stock options), also sold his interest for a nominal amount. During 2003, the Company paid Measurisk $280,000 for risk analysis services provided to the Company by Measurisk.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange reports on Forms 3, 4 and 5 concerning their ownership of the Shares and other equity securities of the Company.

Except as set forth in this paragraph, the Company believes that all of its officers and directors and those greater-than-10% Shareholders that filed any reports, filed all of such reports on a timely basis during the year ended December 31, 2003. Due to administrative errors resulting from the transition of stock plan administration services to a new administrator, a Form 4 for each of Mr. O’Hara and Mr. Lusardi was filed after the due dates. In addition, a Form 4 filing for Mr. Bornhuetter was filed after the due date.

I. ELECTION OF DIRECTORS

At the Annual General Meeting, three Class III Directors are to be elected to hold office until the 2007 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and were appointed or elected in accordance with the Company’s Articles of Association.

Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director is set forth below.

Your Board of Directors recommends that Shareholders vote FOR the nominees.

NOMINEES FOR WHOM PROXIES WILL BE VOTED

Nominees for Class III Directors for terms to expire in 2007:

John Loudon, age 68, has been a Director of the Company since 1992. Mr. Loudon is Chairman of Caneminster Ltd., a British investment company, and Simon Murray & Company Limited. Mr. Loudon serves as a director of Exel Group plc and Derby Trust plc. Previously, Mr. Loudon was a managing director of N.M. Rothschild & Sons Limited.

Robert S. Parker, age 66, has been a Director of the Company since 1991. Dr. Parker is currently Dean Emeritus and the Robert S. Parker Chaired Professor of the McDonough School of Business at Georgetown University. He served as Dean of the School of Business Administration at Georgetown University from 1986 to 1997. Dr. Parker currently serves as a director of Middlesex Mutual Assurance Company.

Alan Z. Senter, age 62, has been a Director of the Company since 1986. Mr. Senter is the Chairman of AZ Senter Consulting LLC, a financial advisory firm he founded in 1993. Mr. Senter served as Executive Vice President and Chief Financial Officer of Verizon Communications, Inc. (formerly NYNEX Corporation) from 1994 to 1997. Mr. Senter served as a director and Executive Vice President and Chief Financial Officer of International Specialty Products from 1992 to 1994. Mr. Senter previously served as the Vice President and Senior Financial Officer of Xerox Corporation from 1989 to 1992. Mr. Senter also serves as a director of the U.S. Army Science Board and the Theater Development Fund.

DIRECTORS WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THIS MEETING

Class I Directors whose terms expire in 2005:

Ronald L. Bornhuetter, age 71, has been a Director of the Company since June 1999. Mr. Bornhuetter acted as a consultant to NAC Re from 1999 to 2001 and served as Chairman of NAC Re from 1993 until 1999 and Chairman of the Board of NAC Reinsurance Corporation from 1990 until 1999. Mr. Bornhuetter served as a director of NAC Reinsurance International Limited from 1994 to 2000. Mr. Bornhuetter is a director of Cybersettle.com Inc., a director of the Underwriter Insurance Company Ltd. and R.K. Carvill Ltd. and a volunteer director of International Executive Service Corporation. Mr. Bornhuetter served as Chairman of Denham Syndicate Management Limited from 1997 to 2001 and also served as director of Frontier Inc. until May 2001. Mr. Bornhuetter is also a Fellow and former President of the Casualty Actuarial Society, a member and former President of the American Academy of Actuaries and a former Chairman of the Actuarial Standards Board. He is also a member of the International Actuarial Association and a former Vice President and head of the U.S. delegation to its Ruling Council. Mr. Bornhuetter is a Trustee of The College of Wooster and a member of the ASTIN and AFIR sections of the International Actuarial Association. Mr. Bornhuetter has notified the Company that he will be retiring from the Board as of April 30, 2004.

Michael P. Esposito, Jr., age 64, has been Chairman of the Board since 1995 and a Director of the Company since 1986. Mr. Esposito currently serves as a director of Annuity and Life Re (Holdings), Ltd. and Forest City Enterprises. Mr. Esposito was Co-Chairman of Inter-Atlantic Capital Partners, Inc. from 1995 to 2000. Mr. Esposito served as Chief Corporate Compliance, Control and Administrative Officer of the Chase Manhattan Corporation from 1991 to 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1991.

Robert R. Glauber, age 65, has been a Director of the Company since August 1998. Mr. Glauber is the Chairman and Chief Executive Officer of The National Association of Securities Dealers, Inc. Mr. Glauber is a director of Moody’s Corporation, Inc. and The National Association of Securities Dealers, Inc. Mr. Glauber formerly was the Under Secretary at the U.S. Treasury Department and a director of various Dreyfus Corp. investment funds and the Federal Reserve Bank of Boston. Mr. Glauber was a Lecturer at the John F. Kennedy School of Government at Harvard University from 1992 to 2000 and was also a Professor of Business Administration at the Harvard Business School.

Paul Jeanbart, age 64, has been a Director of the Company since August 1998. Mr. Jeanbart has been the Chief Executive Officer of the Rolaco Group of companies since 1977. Mr. Jeanbart also serves as a director of Nasco Insurance Group Ltd, Rolaco Holdings S.A., Club Mediterranee S.A., Christofle S.A., Semiramis Hotels Co., Delta International Bank S.A. and Sodexho Alliance S.A. and as President of Hotels Intercontinental Geneva, S.A.

Cyril Rance, age 69, has been a Director of the Company since 1990. Mr. Rance served as President and Chief Executive Officer of the Bermuda Fire & Marine Insurance Co. Ltd. from 1985 to 1990. Mr. Rance has also had a long and varied career in civic and government service. Mr. Rance also serves as a director of several investment, real estate, shipping and insurance companies located in Bermuda. He is currently the Chairman of the advisory board of The Salvation Army in Bermuda.

Ellen E. Thrower, age 57, has been a Director of the Company since December 1995. Dr. Thrower is Executive Director and Professor of Risk Management and Insurance at The School of Risk Management at The Tobin College of Business at St. John’s University. Dr. Thrower is also President Emeritae of The College of Insurance where she serves as President and Chief Executive Officer from 1988 to 2001. Dr. Thrower also served as a director on the Boards of The Insurance Education Foundation and United Educators Risk Retention Group, Inc.

Class II Directors whose terms expire in 2006:

Dale R. Comey, age 63, has been a Director of the Company since November 2001. Mr. Comey is a director of St. Francis Hospital and Medical Center. He was Executive Vice President at the corporate headquarters of the ITT Corporation from 1990 to 1996, where he was responsible for directing the operations of several ITT business units, including ITT Hartford and ITT Financial Corporation.

Brian M. O’Hara, age 55, has been President and Chief Executive Officer of the Company since 1994 and a Director of the Company since 1986. He has also served as Chairman of XL Insurance (Bermuda) Ltd since December 1995.

John T. Thornton, age 66, has been a Director of the Company since 1988. Mr. Thornton is the Chairman of JT Investments Inc., a property and investment company he founded in 1999. Mr. Thornton served as Executive Vice President and Chief Financial Officer of Wells Fargo & Company (formerly Norwest Corporation) from 1987 to 1998. Mr. Thornton also served as Executive Vice President and Financial Executive of Wells Fargo & Company from December 1998 until November 1999.

John W. Weiser, age 72, has been a Director of the Company since 1986. Mr. Weiser is the Chairman of the Board of The Graduate Theological Union. He served as a director of GRX Technologies Inc. from 2000 to 2003 and as a director of Fremont Group Inc. from 1986 to 2002. Mr. Weiser also served as Senior Vice President and director of Bechtel Group, Inc. from 1980 to 1998.

EQUITY SECURITIES OWNED BENEFICIALLY AS OF MARCH 1, 2004

The following table summarizes the beneficial ownership as of March 1, 2004 of the Shares of the Company by each Director and each named executive officer of the Company for the year ended December 31, 2003 and all such Directors and executive officers of the Company as a group.

	Number of Shares	Exercisable Options (1)	Total (2)

Ronald L. Bornhuetter (3)	78,061	245,429	323,490
Dale Comey	1,597	15,000	16,597
Jerry de St. Paer	15,000	74,165	89,165
Michael P. Esposito, Jr. (4)	203,573	234,168	437,741
Robert R. Glauber	13,806	32,132	45,811
Christopher V. Greetham (5)	25,700	165,000	190,700
Paul Jeanbart (6)	129,394	29,066	158,460
John Loudon	11,270	32,000	43,270
Fiona E. Luck	33,044	176,666	209,710
Brian M. O’Hara (7)	342,444	982,998	1,325,442
Robert S. Parker	8,277	32,000	40,277
Cyril Rance	12,279	31,000	43,279
Alan Z. Senter	11,577	28,853	40,340
John T. Thornton	26,718	28,950	55,668
Ellen E. Thrower	5,471	34,000	39,471
Clive R. Tobin (8)	22,750	154,000	176,750
John W. Weiser (9)	38,353	30,326	68,679

TOTAL	979,314	2,325,753	3,305,067

(1)	Shares underlying options that are exercisable within 60 days of March 1, 2004.
(2)	To the Company’s knowledge, no Director or executive officer had a beneficial ownership interest in excess of one percent of the outstanding Shares as of March 1, 2004. As a group, all Directors and executive officers of the Company had a beneficial ownership interest in approximately 3% of the outstanding Shares on the basis of the number of outstanding Shares as of March 1, 2004.
(3)	Includes 26,407 Shares that Mr. Bornhuetter owns indirectly.
(4)	Includes 13,500 Shares that Mr. Esposito owns indirectly.
(5)	Includes 2,000 Shares that Mr. Greetham owns jointly with his wife.
(6)	Includes 125,644 Shares owned by Oryx Finance Limited in which Mr. Jeanbart has an indirect interest.
(7)	Includes 2,234 Shares that Mr. O’Hara owns indirectly.
(8)	Includes 1,650 Shares that Mr. Tobin owns indirectly.
(9)	Includes 7,000 options assigned to a family partnership. Does not include 8,500 shares held by a charitable foundation as to which Mr. Weiser has voting and/or investment power and as to which he disclaims beneficial ownership.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table shows the compensation of the Chief Executive Officer, the four next most highly compensated executive officers and certain other identified executive officers of the Company for services paid for or rendered with respect to the Company and its subsidiaries in all capacities for the Company’s last three fiscal years:

					Long-term Compensation
		Annual Compensation			Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Award(2)	Options(3)	Compensation(4)

Brian M. O’Hara	2003	$1,000,000	$0	$134,428	$0	185,000	$100,000
President and	2002	$1,000,000	$1,000,000	$131,525	862,500	140,000	$200,000
Chief Executive Officer	2001	$1,000,000	$1,000,000	$140,004	$0	140,000	$200,000
of the Company (5)

Jerry de St. Paer	2003	$475,000	$300,000	$218,336	$578,250	40,000	$77,500
Executive Vice President	2002	$400,000	$700,000	$361,254	$138,000	30,000	$110,000
and Chief Financial Officer	2001	$344,102	$850,000	$141,571	$1,014,000	55,000	$119,410
of the Company (6)

Christopher V. Greetham	2003	$386,250	$400,000	$111,540	$771,000	40,000	$78,625
Executive Vice President	2002	$345,000	$250,000	$87,161	$205,860	40,000	$59,500
and Chief Investment	2001	$345,000	$630,000	$94,593	$159,290	45,000	$97,500
Officer of the Company

Fiona E. Luck	2003	$475,000	$300,000	$146,602	$925,200	40,000	$77,500
Executive Vice President	2002	$400,000	$550,000	$148,029	$686,200	40,000	$95,000
of Group Operations	2001	$400,000	$450,000	$144,009	$542,400	55,000	$85,000
of the Company

Clive R. Tobin	2003	$425,000	$400,000	$527,185	$848,100	50,000	$41,875
Chief Executive Officer	2002	$391,250	$400,000	$513,377	$511,875	40,000	$33,042
of XL Insurance Global	2001	$365,000	$500,000	$134,427	$452,000	60,000	$86,500
Risk Operations

Nicholas M. Brown, Jr.	2003	$650,000	$0	$88,776	$0	0	$108,104
Executive Vice President	2002	$650,000	$3,050,000	$85,280	$276,000	40,000	$110,000
and Chief Executive of	2001	$650,000	$450,000	$71,378	$0	55,000	$0
Insurance Operations
of the Company

Henry C. V. Keeling	2003	$430,295	$0	$51,872	$925,200	45,000	$168,211
Executive Vice President	2002	$482,910	$500,000	$195,045	$345,000	40,000	$94,829
and Chief Executive of	2001	$450,000	$300,000	$204,443	$0	55,000	$75,000
Reinsurance Operations
of the Company

Robert R. Lusardi	2003	$550,000	$0	$1,260	$578,250	40,000	$93,791
Executive Vice President	2002	$550,000	$500,000	$3,832	$276,000	35,000	$77,500
and Chief Executive of	2001	$550,000	$450,000	$150,500	$0	55,000	$55,000
Financial Products and
Services of the Company

(1)	Mr. O’Hara received $96,000 for housing expenses in each of fiscal years 2003, 2002 and 2001. Mr. O’Hara’s other annual compensation for 2003 includes Mr. O’Hara’s personal travel on the Company’s corporate aircraft of $31,960 based on the Internal Revenue Service’s formula. Mr. de St. Paer, who commenced employment with the Company on February 20, 2001, received $169,000 for housing expenses in fiscal years 2003 and 2002 and $132,000 in 2001 and relocation allowances of $80,000 and $20,000 in 2002 and 2001, respectively. Mr. Greetham received $66,000 for housing expenses in each of fiscal years 2003, 2002 and 2001. Mr. Tobin received $120,927 for housing expenses in fiscal year 2003 and $120,000 in each of fiscal years 2002 and 2001. Ms. Luck received $132,000 for housing expenses in each of fiscal years 2003, 2002 and 2001. Mr. Brown received $65,000 for housing expenses in each of fiscal years 2003 and 2002 and $20,256 in 2001. Mr. Lusardi received $144,000 for housing expenses in fiscal year 2001. See also “Chief Executive Officer and Chairman’s Compensation” under “Report of the Compensation Committee on Executive Compensation” below. Mr. Brown is leaving the Company effective April 1, 2004 and will be succeeded by Mr. Tobin, currently the Chief Executive Officer of the Company’s XL Insurance Global Risk operations.

(2)	Messrs. de St. Paer, Greetham, Tobin, Keeling and Lusardi and Ms. Luck were granted 7,500, 10,000, 11,000, 12,000, 7,500 and 12,000 shares of restricted stock, respectively, in 2004 for 2003. Messrs. O’Hara, de St. Paer, Greetham, Tobin, Brown, Keeling and Lusardi and Ms. Luck were granted 12,500, 2,000, 4,000, 5,000, 4,000, 5,000, 4,000 and 4,000 shares of restricted stock, respectively, in 2003 for 2002. Messrs. Greetham and Tobin and Ms. Luck were granted 1,700, 5,000 and 6,000 shares of restricted stock, respectively, in 2002 for 2001. Mr. de St. Paer was granted 13,000 shares of restricted stock in 2001 upon commencement of his employment with the Company. Each of these restricted stock grants vests 25% annually over four years from the date of grant. However, the vesting of the 2004 grants is also subject to achievement of performance targets. As of December 31, 2003, Messrs. O’Hara, de St. Paer, Greetham, Tobin, Brown, Keeling, Lusardi and Ms. Luck held 13,250, 9,750, 6,250, 5,500, 6,500, 8,000, 9,000 and 8,500 unvested shares of restricted stock, respectively, having a fair market value of $1,023,562, $753,188, $482,812, $424,875, $504,010, $620,320, $697,860 and $656,625, respectively. Dividends will be paid on the unvested restricted stock if, and to the extent, paid on Shares generally.
(3)	Represents options granted in respect of compensation for the fiscal year indicated.
(4)	All other compensation relates to contributions to the Company’s pension plans except with respect to Mr. Brown who received a special bonus of $2.6 million paid in connection with the renegotiation of his new employment agreement in 2002 in which, among other things, Mr. Brown agreed to waive his right to terminate his employment and to extend the term of his employment to January 1, 2005. Mr. Brown’s employment will terminate effective April 1, 2004.
(5)	See “Board of Directors—Directors Compensation.”
(6)	Mr. de St. Paer’s 2001 bonus included a signing bonus of $400,000, which was paid to him when he joined the Company in February 2001.

OPTIONS GRANTED IN LAST FISCAL YEAR

The following table shows the options granted in the last fiscal year to the Chief Executive Officer and the next four most highly compensated executive officers of the Company together with the potential realizable value at assumed rates of return:
						Potential Realizable
						Value at Assumed
						Annual Rates of
						Stock Price
						Appreciation for
	Individual Grants					Option Term

	Number of		% of
	Securities		Total Options
	Underlying		Granted to	Exercise
	Options		Employees In	or Base Price
Name and Principal Position	Granted(1)		Last Fiscal Year	(per share)(2)	Expiration Date	5%	10%

Brian M. O’Hara	138,543		8.4%	$68.62	March 7, 2013	$5,978,788	$15,151,424
President and	1,457	(3)			March 7, 2013	$62,876	$159,341
Chief Executive Officer
of the Company (4)

Jerry de St. Paer	28,543		1.8%	$68.62	March 7, 2013	$1,231,766	$3,121,537
Executive Vice President	1,457	(3)			March 7, 2013	$62,876	$159,341
and Chief Financial Officer
of the Company

Christopher V. Greetham	40,000		2.4%	$68.62	March 7, 2013	$1,726,190	$4,374,504
Executive Vice President
and Chief Investment Officer
of the Company

Fiona E. Luck	40,000		2.4%	$68.62	March 7, 2013	$1,726,190	$4,374,504
Executive Vice President
of Group Operations
of the Company

Clive R. Tobin	40,000		2.4%	$68.62	March 7, 2013	$1,726,190	$4,374,504
Chief Executive Officer
of XL Insurance Global
Risk Operations

(1)	All options were granted under the Company’s 1991 Performance Incentive Program.
(2)	Market price at date of grant.
(3)	Incentive stock options were granted under the 1991 Performance Incentive Program.
(4)	See also “Chief Executive Officer and Chairman’s Compensation” under “Report of the Compensation Committee on Executive Compensation” below.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table shows the options exercised during the last fiscal year by the Chief Executive Officer and the next four most highly compensated executive officers of the Company together with the number and value of unexercised options at December 31, 2003:
			Number of Securities	Value of Unexercised
			Underlying Unexercised	In the
	Shares		Options at	Money Options
	Acquired	Implied Value	December 31, 2003	at December 31, 2003
Name and Principal Position	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Brian M. O’Hara	43,500	$1,533,701	876,332/258,335	$23,824,626/$1,248,800
President and
Chief Executive Officer
of the Company (1)

Jerry de St. Paer	0	$0	38,333/76,667	$0/$267,600
Executive Vice President
and Chief Financial Officer
of the Company

Christopher V. Greetham	30,000	$1,446,950	126,666/83,334	$1,593,400/$356,800
Executive Vice President
and Chief Investment Officer
of the Company

Fiona E. Luck	0	$0	133,166/93,334	$2,008,200/$356,800
Executive Vice President
of Group Operations
of the Company

Clive R. Tobin	0	$0	107,333/96,667	$1,211,160/$356,800
Chief Executive Officer
of XL Insurance Global
Risk Operations

*	No options have adjustable exercise prices.
(1)	See also “Chief Executive Officer and Chairman’s Compensation” under “Report of the Compensation Committee on Executive Compensation” below.

EMPLOYMENT AGREEMENT OF NAMED EXECUTIVE OFFICERS AND
ACCELERATED VESTING UPON CHANGE IN CONTROL

The Company has entered into an employment agreement with one of its named executive officers, Jerry de St. Paer, Executive Vice President and Chief Financial Officer of the Company.

Mr. de St. Paer’s employment agreement provides for (i) a base salary which is subject to review for increase annually, (ii) an annual bonus pursuant to the Company’s incentive compensation plan as determined by the Compensation Committee and stock option and restricted share grants pursuant to the Company’s performance incentive program, (iii) reimbursement for or payment of certain travel, living and other expenses and (iv) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time. The original term of Mr. de St. Paer’s employment agreement expired on March 1, 2004. However, the term was automatically extended for an additional one year period and will continue to be automatically extended for successive one year periods upon the expiration thereof unless the Company or Mr. de St. Paer provides written notice at least three months prior to the then scheduled expiration date. Mr. de St. Paer has agreed to certain confidentiality, non-competition and non-solicitation provisions set forth in the agreement.

Mr. de St. Paer’s agreement further provides that, in the event of the termination of his employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability, Mr. de St. Paer (or in the case of death, Mr. de St. Paer’s spouse or estate) is entitled to receive his then current base salary through the end of the sixth month after the month in which his employment is terminated. Mr. de St. Paer (or his estate) shall be entitled to any annual bonus awarded but not yet paid and a bonus for the year of termination in an amount determined by the Compensation Committee (but not less than a pro rata portion of his targeted annual bonus for the year). Mr. de St. Paer (or his estate) shall also be entitled to accelerated vesting of his rights under any option or restricted share grants and pension plans.

In the event of termination of his employment without cause prior to a Change in Control (as defined in his employment agreement), Mr. de St. Paer will be entitled to his then current base salary through the date on which termination occurs, a cash lump sum payment equal to two times his then current base salary and one times the higher of (x) his targeted annual bonus for the year of termination and (y) the annual bonus actually awarded in the year immediately preceding the year of termination, any annual bonus earned or awarded but not yet paid and participation in employee benefit programs through the remainder of the term of the agreement.

If Mr. de St. Paer is terminated (i) by the Company without cause within the 24-month period following a Change in Control and, if the Change in Control is stockholder approval of an Event (as defined in his employment agreement), prior to a termination of the agreement to effect the Event (the “Post-Change Period”), (ii) by Mr. de St. Paer for Good Reason (as defined in his employment agreement) during the Post-Change Period; or (iii) in connection with or anticipation of a Change in Control within one year prior to the date on which a Change in Control occurs, he will be entitled to (i) his then current base salary through the date on which termination occurs, (ii) a cash lump sum payment equal to the sum of (x) two times his then current base salary and (y) two times the largest annual bonus awarded in the three years preceding the year in which the Change in Control occurs, provided that such bonus is at least equal to the targeted annual bonus for the year of such termination and (iii) an amount equal to the higher of (x) his annual bonus actually awarded in the year immediately preceding the year of the Change in Control and (y) his targeted annual bonus for the year of termination, pro rated by a fraction for the number of months or fraction thereof in which he was employed in the year of termination. Mr. de St. Paer will also be entitled to continued exercisability of stock options for three years after termination of employment and continued benefits for two years after termination of employment. In addition, Mr. de St. Paer will be entitled to gross-up payments in the event excise taxes are imposed on him under Section 280G of the United States Internal Revenue Code, as set forth in the agreement.

All grants of restricted shares and share options under the Company’s incentive compensation plans automatically vest upon a Change in Control (as defined in such plans).

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised of four non-executive, independent directors appointed by the Board to evaluate and approve senior executive compensation and compensation and benefit policies, plans and programs of the Company. The Committee Charter is reviewed annually and submitted to the Board of Directors for approval.

The Committee’s objective is to ensure (1) that the Company has compensation and benefit programs that will attract and retain superior talent and (2), that total compensation levels, especially for senior executives, are dependent significantly upon the achievement of the Company’s performance goals to enhance shareholder value. In this regard, the Company’s Compensation Philosophy, Principles, Standards and Practice is reviewed annually by the Committee and approved by the Board. In addition to receiving recommendations from Management, the Committee retains independent compensation consultants for the review of the strength of the Company’s compensation program relative to the marketplace in general and to the principal competitors in the Company’s various businesses.

Global Incentive Compensation Plan

The Company’s basic compensation philosophy is to establish salary levels that are at the median in comparison to its key competitors for the various markets it operates in globally. In addition, the Company has implemented a Global Incentive Compensation Plan that provides variable compensation dependent upon the performance of the Company, its business units and the individual employee. It is the intent of this plan, particularly for senior executives, that performance-based variable compensation be significant and provide above market total compensation for successful performance.

Annual incentive compensation under the plan is dependent upon the Company’s performance relative to its corporate goals for the year and the comparison of the Company’s performance to those achieved by a group of key competitors. The corporate bonus pool is funded based on the performance measures of (1) return on common equity and (2) operating earnings per share. The Company’s performance relative to its goals receives 60% weighting and the performance relative to its key competitors receives 40% weighting. In addition, the corporate bonus pool can be enhanced or diminished by the Company’s total return to shareholders (change in common stock price plus cash dividends paid) over a three-year period compared to its key competitors. Under the plan, the Compensation Committee can modify the result up to 25% based on other performance measures it deems appropriate for the year.

Long-term incentive compensation under the plan includes stock option awards, restricted stock grants and deferred cash grants. The Committee approves guidelines for these incentives that are based on competitive practices and, with regard to stock options and restricted stock grants, stock dilution considerations. In accordance with the amended 1991 Performance Incentive Program approved by shareholders in 2003, a minimum 50% of all shares granted will be performance vested shares that will require a minimum return on equity attainment prior to vesting. Any time-vested restricted stock grants and all stock option awards vest equally over a four-year period. Long-term incentive compensation seeks to align management with the interests of the Company’s shareholders. The majority of the long-term variable compensation for the most senior executive leaders of the Company is in stock options where compensation received is dependent on enhancing shareholder value. The Committee has adopted share ownership guidelines for senior officers to encourage them to establish and maintain ownership of the Company’s shares. Restricted stock and deferred cash grants are a more significant portion of long-term incentive compensation for other top performing or high potential executives. Stock options and restricted stock grants may also be utilized in connection with new hires, personnel retention following mergers or acquisitions or in other special circumstances.

2003 Compensation Review

The Company’s underlying results in 2003 demonstrated the successful efforts of the last two years to aggressively seek business that can be underwritten and priced at very profitable levels. Operating earnings and returns on equity for more than two-thirds of the Company’s business units exceeded their performance objectives for the year, several by wide margins.

However, the Company, in the aggregate, did not meet its internal operating earnings and return on equity goals for 2003 because of the net increase in reserves required for prior years’ business in certain lines. Because of the impact of reserve increases for prior years’ business on 2003 results, Mr. O’Hara recommended, and the Committee agreed, that he receive no annual bonus or restricted stock grants for 2003.

As a result of the disparity between current and prior year results and to preserve the Pay for Performance Principle, the Committee requested that a corporate bonus pool be derived from the results of each of the Company’s business units as compared to their operating earnings and return on equity objectives for the year. The result was an annual incentive pool modestly above target levels for all business units combined. The Committee also agreed with Management’s recommendation that individuals involved in acquiring or managing the business that led to the increase in reserves for prior year’s business be held accountable. Accordingly, Messrs. O’Hara, Brown, Keeling and Lusardi received no cash bonus for 2003 and the bonus pool available for the remainder of the senior management team was below target. In the aggregate, the total bonus paid-out for 2003 was below target and was approved by the Committee. In addition, the Committee believed that management demonstrated solid performance in actions taken and results achieved that are aimed at enhancing shareholder value. Therefore, long-term incentive compensation awards were approved for top performing and high potential executives. These took the form of stock options, restricted stock grants and deferred cash grants, with stock options being the predominant award for the most senior executive leaders of the Company. Senior executives and other senior officers receive a higher proportion of restricted stock with performance vesting than time vesting requirements.

Chief Executive Officer and Chairman’s Compensation

The Committee and The Board of Directors continue to believe that Mr. O’Hara’s leadership is strong, effective and appropriate. The Company’s focused growth was significant in 2003 and its position in key markets was strengthened. The profitability of the current-year business reflects the strong underwriting culture driven by Mr. O’Hara. The reserve issues associated with prior year’s business were addressed in a manner designed to minimize distraction to current execution and strengthen management in the effected business segments. As noted previously, Mr. O’Hara received no annual bonus or restricted stock grants for 2003, and the evaluation of Mr. O’Hara’s salary level was also deferred to a later date. The Committee believes that the Company is well-positioned, financially strong and focused on enhancing shareholder value. Consequently, the Board awarded Mr. O’Hara a stock option grant with a strike price set at the highest closing price achieved in 2003, $88.00, a 14% premium relative to the market price at the time of the grant.

The compensation for the Chairman of the Board of Directors continues to reflect the significant time, commitment and contribution he makes to the Company. Mr. Esposito provides excellent overall leadership to the Board, especially with regard to corporate governance issues. In addition, Mr. Esposito provides valuable contributions to Management, particularly regarding financial areas and, at the request of the Board, the Chairman provides management development contributions to selected areas of the Company. As with Mr. O’Hara and others involved in acquiring or managing the business that led to the increase in reserves for prior year’s business, the Committee agreed that Mr. Esposito not receive an annual bonus for 2003. While no restricted stock grants were made to Mr. Esposito, in recognition for his continuing contributions to enhancing shareholder value, the Board awarded Mr. Esposito a stock option award with a strike price set at the highest closing price achieved in 2003, $88.00, a 14% premium relative to the market price at the time of the grant.

Compensation Committee Dale R. Comey, Chairman Robert R. Glauber John Loudon John W. Weiser

Performance Graph

Set forth below is a line graph comparing the yearly dollar change in the cumulative total shareholder return over a ten-year period on the Shares (assuming reinvestment of dividends) from July 1991 through December 2003 as compared to the cumulative total return of the Standard & Poor’s 500 Stock Index and the cumulative total return of the Standard & Poor’s Property Casualty Index. This graph assumes the investment of $100 in July 1991. The Shares were listed on the NYSE on July 19, 1991.

* The performance shown above is not necessarily indicative of future price performance.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the independent auditor's qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee comprises five independent Directors and operates under a written charter which is attached as Appendix B hereto. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors, as appropriate. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company’s Code of Business Conduct & Ethics or to set or determine the adequacy of the Company’s reserves.

Based on the Audit Committee’s review of the audited financial statements, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1, its discussions with the independent auditor regarding such auditor's independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 61 and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee John T. Thornton, Chairman Paul Jeanbart Cyril Rance Alan Z. Senter Ellen E. Thrower

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit services for the years ended December 31, 2003 and 2002 were approximately $11.9 million and $8.6 million, respectively. Audit fees consist primarily of the audit and quarterly review of the consolidated financial statements and other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which the Company operates and the provision of certain opinions relating to the Company’s filings with the SEC (including opinions delivered to securities underwriters in connection with various equity and debt offerings during fiscal year 2002 and 2003).

Audit Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit related professional services for the years ended December 31, 2003 and 2002 were approximately $1.1 million and $680,000, respectively. Audit-related fees consisted primarily of assurance and related services related to accounting consultations and audits in connection with acquisitions and potential acquisitions, internal control reviews and attestation services that are not required by statute or regulation.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for tax services for the fiscal years ended December 31, 2003 and 2002 were approximately $58,000 and $321,000, respectively. These fees related to professional services rendered for tax compliance.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for products and services rendered to the Company, other than the services described above under “Audit Fees”, “Audit Related Fees” and “Tax Fees”, for the fiscal years ended December 31, 2003 and 2002 were approximately $4.3 million and $14 million, respectively. “All Other Fees” in 2002 included $6.2 million of financial information systems and design projects performed by the former PricewaterhouseCoopers LLP consulting practice (PricewaterhouseCoopers LLP sold their consulting practice in September 2002). The remaining fees with respect to both 2003 and 2002 related to merger and integration related services in connection with the Company’s Winterthur International operations acquired by the Company in 2001, as well as human resource advisory services (both projects commenced in 2001 and will be completed in 2004).

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent auditor. The Audit Committee will annually review and pre-approve the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent auditor. To the extent practicable, the Audit Committee or the Chairman of the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the independent auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or the Chairman of the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or the Chairman of the Audit Committee. All requests or applications for the independent auditor to provide services to the Company shall be submitted to the Audit Committee or the Chairman of the Audit Committee.

General

The Audit Committee considered whether the provision of non-audit services performed by the independent auditors is compatible with maintaining PricewaterhouseCoopers LLP’s independence. In reaching its conclusions, the Audit Committee took into consideration the fact that the major proportion of these services were either (i) specifically related to the acquisition of the Winterthur International operations or (ii) primarily a continuation of projects commenced in 2001 and will be completed in 2004.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors is required by law and applicable New York Stock Exchange rules to be directly responsible for the appointment, compensation and retention of the Company’s independent auditors. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent auditor for the year ending December 31, 2004. While Shareholder ratification is not required by the Company’s Articles of Association or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Shareholders for ratification as part of good corporate governance practices. If the Shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its Shareholders.

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors to audit the Company’s consolidated financial statements for the year ending December 31, 2004. The persons designated as proxies will vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors, unless otherwise directed. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, with the opportunity to make a statement should they choose to do so and to be available to respond to questions, as appropriate.

Your Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP, New York, New York.

III. SHAREHOLDER PROPOSALS FOR 2005 ANNUAL GENERAL MEETING

Shareholder proposals intended for inclusion in the Proxy Statement for the 2005 Annual General Meeting of Shareholders should be sent to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda and must be received by November 26, 2004. In addition, if a holder of the Company’s Shares intends to present a proposal at the 2005 Annual General Meeting other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and if the proposal is not received by the Company’s Secretary by February 11, 2005, then the proxies designated by the Board of Directors of the Company for the 2004 Annual General Meeting of Shareholders may vote in their discretion on any such proposal any Shares for which they have been appointed proxies without mention of such matter in the Proxy Statement for such meeting or on the proxy card for such meeting.

Any Shareholder entitled to vote at a meeting may nominate persons for election as Directors if written notice of such intent is delivered or mailed, postage prepaid and received by the Secretary at the principal executive offices of the Company not less than 5 days or more than 21 days before the date appointed for such meeting. The shareholder notice must include the following information about the proposed nominee: (a) name, age and business and residence addresses; (b) principal occupation or employment; (c) class and number of Shares or securities of the Company beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934, including the proposed nominee’s written consent to serve if elected. The notice must also include information on the Shareholder making the nomination, including such Shareholder’s name and address as it appears on the Company’s books and the class and number of Shares of the Company beneficially owned. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

IV. OTHER MATTERS

While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Proxy Solicitation

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. In addition to the foregoing, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket expenses and disbursements of that firm. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

The Company will furnish, without charge, to any Shareholder a copy of its Annual Report on Form 10-K that it files with the Securities and Exchange Commission. A copy of this report for the fiscal year ended December 31, 2003 may be obtained upon written request to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

As ordered, Brian M. O’Hara President and Chief Executive Officer

APPENDIX A

XL CAPITAL LTD

DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors of XL Capital Ltd (the “Company”) has adopted the following standards to assist it in making determinations of independence in accordance with the NYSE Corporate Governance rules.

A director will be deemed to be independent unless, within the preceding three years (which period shall be one year until November 4, 2004):

Employment Relationships

•	such director was employed by the Company or any of the Company’s subsidiaries, other than as interim Chairman or Chief Executive Officer;
•	any immediate family member of such director was an executive officer of the Company or any of the Company’s subsidiaries;
•	such director was affiliated with or employed by a present or former internal or external auditor of the Company or any of its subsidiaries; or
•	an immediate family member of such director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company or any of its subsidiaries.

Compensation Relationships

•	such director received more than $100,000 in any such year in direct compensation from the Company or any of its subsidiaries other than: (i) director and committee fees; (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service; and (iii) compensation received for former service as an interim Chairman or Chief Executive Officer; or
•	an immediate family member of such director received more than $100,000 in any such year in direct compensation from the Company or any of its subsidiaries as a director or executive employee other than: (i) director and committee fees and (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service.

Commercial Relationships

•	such director was, and is currently, an executive officer or employee of another company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or
•	an immediate family member of such director was, and is currently, an executive officer of another company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Charitable Relationships

•	such director was an executive officer of a charitable organization that received contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues; unless the Board determines such relationships not to be material or otherwise consistent with a Director’s independence.

Interlocking Directorates

•	such director was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executives at the time served on that company’s compensation committee; or

A-1

•	an immediate family member of such director was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executives at the time served on that company’s compensation committee;

Other Relationships

For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

For purposes of the standards set forth above, “immediate family members” means any of such director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law (other than those who are no longer family members as a result of legal separation or divorce, or those who have died or become incapacitated) and persons (other than a domestic employee) who share such director’s home. These standards shall be interpreted in a manner consistent with the New York Stock Exchange Corporate Governance rules.

A-2

APPENDIX B

XL CAPITAL LTD

AUDIT COMMITTEE CHARTER

Audit Committee Charter for XL Capital Ltd

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, including the Company’s system of internal controls, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members, each of whom shall be financially literate as such qualification is interpreted by the Board in its business judgment (or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee) and at least one of whom shall have accounting or related financial management expertise as such qualification is interpreted by the Board in its business judgment and qualify as an “audit committee financial expert” as defined in applicable laws, rules or regulations. The members of the Audit Committee shall meet the independence, experience and other requirements of the New York Stock Exchange and any other requirements set forth in applicable laws, rules and regulations. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board if necessary or appropriate.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management (including the CEO and CFO where required by applicable law or otherwise as appropriate), the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor in accordance with applicable laws, rules and regulations.

The Audit Committee may form and delegate authority to subcommittees comprising one or more members of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority to retain independent legal, accounting, actuarial and other advisors, as it determines to be necessary to carry out its duties. The Company will provide for the appropriate funding, as determined by the Audit Committee, for payment of (1) compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or other services for the Company, (2) compensation to any advisors employed by the Audit Committee and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board which shall include, but not be limited to, a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Nominating & Governance Committee and ultimately to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee shall:

Financial Statements, Earnings Releases and Related Disclosure Matters

1.	Discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.
2.	Discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Quarterly Reports on Form
10-Q, as well as the results of the independent auditor’s review of the quarterly financial statements.
3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of material control deficiencies.
4.	Receive, and take any required or appropriate action in relation to, all reports and other communications which the independent auditor is required to make to the Audit Committee, including timely reports concerning:
	a)	all critical accounting policies and practices to be used;
	b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
	c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
5.	Discuss with management the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally by discussing the types of information to be disclosed and the type of presentation to be made.
6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.
7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Other committees of the Board may also review such risk assessment and risk management policies.
8.	Discuss with management, the independent auditor and any external actuary retained by the Company the reserving methodologies and processes of the Company and the Company’s reserves, together with internal or external reports or studies.
9.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, any accounting adjustments noted or proposed by the independent auditor but not adopted by the Company, and any management or internal control letter issued or proposed to be issued by the independent auditor.
10.	Review disclosures by the Company’s CEO and CFO in connection with their certifications required under the rules of the New York Stock Exchange and other applicable laws, rules or regulations.

Relationship with Independent Auditor

11.	Review and evaluate the lead partner of the independent auditor team, taking into account the opinions of management and the Company’s internal auditor.
12.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issue raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) to assess the auditor’s independence, all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the Company’s internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board and make any recommendations to the Board concerning such matters as the Audit Committee deems advisable.
13.	Ensure the rotation of the lead (or coordinating) audit partner (having primary responsibility for the audit) and the audit partner responsible for reviewing the audit as required by applicable law (i.e., in each case, if such partner has performed audit services for the Company in each of the five previous fiscal years) and consider whether it is appropriate or necessary, in order to assure continuing independence, to rotate the Company’s independent auditor on a regular basis.
14.	Set policies for the Company’s hiring of employees or former employees of the independent auditor.
15.	Discuss with the independent auditor those issues and matters of audit quality and consistency addressed with the national office of the independent auditor.
16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Internal Audit

17.	Review the appointment and replacement of the senior internal auditing executive.
18.	Review the activities of the Company’s internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan, and summaries of any significant issues raised during the performance of internal audits, including the resolution of recommendations made concerning the Company’s disclosure controls and procedures and internal control over financial reporting.
19.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit function.

Internal Control Over Financial Reporting

20.	Discuss with management, the independent auditor and the senior internal auditing executive the design and effectiveness of the Company’s internal control over financial reporting.
21.	Discuss with management, the independent auditor and the senior internal auditing executive (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
22.	Discuss with management, the independent auditor and the senior internal auditing executive the internal control report of management required to be included in the Company’s Annual Report on Form 10-K.

Compliance

23.	Obtain from the independent auditor assurance it has complied with the provisions of Section 10A(b) of the Securities Exchange Act of 1934.
24.	Obtain at least annually reports from the Company’s General Counsel and Compliance Director as to whether the Company and its subsidiary/foreign affiliated entities are in material compliance with applicable legal requirements and the Company’s Code of Business Conduct & Ethics.
25.	Advise the Board at least annually with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct & Ethics.
26.	Review at least annually with the General Counsel and the Compliance Director compliance with the Company’s Code of Business Conduct & Ethics, as well as the administration, training, monitoring and auditing of the related Compliance Program.
27.	Discuss with the General Counsel, the Compliance Director, other members of management and the independent auditor, as appropriate, any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Other Responsibilities

28.	Discuss with the Company’s General Counsel any legal matters that reasonably could have a material impact on the financial statements or the Company’s compliance policies.
29.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
30.	Perform such other activities as the Committee or the Board of Directors may from time to time deem necessary or appropriate.

Interpretation

For the avoidance of doubt, while the Audit Committee has the responsibilities and powers set forth in this Charter, nothing in this Charter should be interpreted as creating any duty or obligation on the part of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Also, nothing herein should be construed as imposing on the Audit Committee responsibility to ensure compliance with laws and regulations and the Company’s Code of Business Conduct & Ethics, or to set or determine the adequacy of the Company’s reserves. All such matters are the responsibilities of management and the independent auditor, as appropriate.

2004 Annual General Meeting
April 30, 2004
Hamilton, Bermuda

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE	INTERNET	MAIL
This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-786-5337, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your Proxy Card ready, then follow the prerecorded instructions. Available until 5 p.m. Eastern Time on Thursday, April 29, 2004.

Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until 5 p.m. Eastern Time on Thursday, April 29, 2004.
Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

Please mark your
vote as indicated
in this example.

1.	To elect the following three Nominees as Class III Directors to hold office until 2007:
	(1)	John Loudon
	(2)	Robert S. Parker
	(3)	Alan Z. Senter

FOR all nominees	WITHHOLD
listed (except as	AUTHORITY	2. To ratify the appointment of PricewaterhouseCoopers
marked to the	to vote for all	LLP, New York, to act as the Independent Auditors of the
contrary)	nominees	Company for the fiscal year ending December 31, 2004.
3. In their discretion, upon other matters that may properly come before the meeting or any adjournments thereof.

INSTRUCTION: To withhold authority to vote for any nominee listed, write that nominee’s name in the space provided below:
______________________________________

DATE:_______________________________________________________, 2004
___________________________________________
___________________________________________
SIGNATURE(S)
IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.

PLEASE DETACH PROXY CARD HERE

XL CAPITAL LTD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Class A Ordinary Shares of XL Capital Ltd hereby appoints Brian M. O’Hara or, failing him, Paul S. Giordano to be its proxy and to vote for the undersigned on all matters arising at the meeting or any adjournment thereof and to represent the undersigned at the Annual General Meeting of Class A Ordinary Shareholders or any adjournments thereof of XL Capital Ltd to be held on April 30, 2004 in Hamilton, Bermuda.

THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED “FOR” ITEMS 1 AND 2 ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED.THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(Continued, and to be marked, dated and signed, on the other side)

P R O X Y

2004 Annual General Meeting
April 30, 2004
Hamilton, Bermuda

Simply complete, sign and date
your Card and return it in the
postage-paid envelope.

PLEASE DETACH PROXY CARD HERE

Please mark your
vote as indicated
in this example.

1.	To elect the following three Nominees as Class III Directors to hold office until 2007:
	(1)	John Loudon
	(2)	Robert S. Parker
	(3)	Alan Z. Senter

FOR all nominees	WITHHOLD
listed (except as	AUTHORITY	2. To ratify the appointment of PricewaterhouseCoopers
marked to the	to vote for all	LLP, New York, to act as the Independent Auditors of the
contrary)	nominees	Company for the fiscal year ending December 31, 2004.
3. In their discretion, upon other matters that may properly come before the meeting or any adjournments thereof.

INSTRUCTION: To withhold authority to vote for any nominee listed, write that nominee’s name in the space provided below:
______________________________________

DATE:_______________________________________________________, 2004
___________________________________________
___________________________________________
SIGNATURE(S)
IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.

PLEASE DETACH PROXY CARD HERE

XL CAPITAL LTD

     VOTING INSTRUCTION FORM FOR SHARES OF XL CAPITAL LTD HELD BY PARTICIPANTS IN THE XL AMERICA EMPLOYEE SAVINGS PLAN

The Trustee for the above mentioned plan is hereby directed to vote, as indicated on the reverse side of this Voting Instruction Form (VIF), in person or by proxy, all of the Class A Ordinary Shares of XL Capital Ltd allocated to the undersigned’s account at the 2004 Annual Meeting of XL Capital Ltd to be held on Friday, April 30, 2004 and at any adjournment(s) thereof, in accordance with the instructions notice on the reverse side. Receipt of notice of the meeting and Proxy Statement is hereby acknowledged. The undersigned understands that this VIF, properly completed, must be received no later than 5:00 p.m., Eastern time, on April 29, 2004 in order for the shares to be voted in accordance with the instructions set forth on the reverse side. The undersigned also understands that, by signing, dating and returning this VIF, the Trustee or proxies will vote for each proposal for which voting instructions are not provided and in the discretion of the Trustee or proxies on all matters that may properly come before the Annual Meeting. The undersigned further understands that the Trustee intends to vote or grant proxies with respect to all uninstructed shares held under the Plan in the same proportion as the shares of all Plan participants who have timely delivered properly executed voting instructions, unless otherwise required by law.

UNDER THE TERMS OF THE PLAN, THE TRUSTEE WILL HOLD YOUR VOTING INSTRUCTION IN CONFIDENCE.

(Continued, and to be marked, dated and signed, on the other side)